Exhibit (16)

POWER OF ATTORNEY

The undersigned constitutes each of Michael G. Clarke, Scott R. Plummer, Christopher O. Petersen, Paul B. Goucher, Michael E. DeFao, Ryan C. Larrenaga, Joseph L. D’Alessandro, Megan E. Garcy, Brian D. McCabe and Bruce Rosenblum, individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, in my capacity as a trustee of Columbia Funds Series Trust I, the following registration statements on Form N-14 and any and all amendments thereto filed with the Securities and Exchange Commission in connection with the acquisition of the assets and the assumption of the liabilities by the indicated series of Columbia Funds Series Trust I of the indicated series of the investment companies indicated below:

Selling Fund	Buying Fund
Columbia Value and Restructuring Fund, a series of Columbia Funds Series Trust I	Columbia Contrarian Core Fund, a series of Columbia Funds Series Trust I
Columbia Large Cap Growth Fund II, Columbia Large Cap Growth Fund III, and Columbia Large Cap Growth Fund V, each a series of Columbia Funds Series Trust, and Columbia Large Cap Growth Fund IV, a series of Columbia Funds Series Trust II	Columbia Large Cap Growth Fund, a series of Columbia Funds Series Trust I

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

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Dated the 15th day of December, 2015.

/s/ Douglas A. Hacker	/s/ Charles R. Nelson
Douglas A. Hacker	Charles R. Nelson

/s/ Janet L. Carrig	/s/ John J. Neuhauser
Janet L. Carrig	John J. Neuhauser

/s/ Nancy T. Lukitsh	/s/ Patrick J. Simpson
Nancy T. Lukitsh	Patrick J. Simpson

/s/ William E. Mayer	/s/ William F. Truscott
William E. Mayer	William F. Truscott

/s/ David M. Moffett	/s/ Anne-Lee Verville
David M. Moffett	Anne-Lee Verville